Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer
Executive Vice President &
Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS Q2 EARNINGS

HIGHER THAN PRIOR GUIDANCE AND PROVIDES

HIGHER EARNINGS GUIDANCE FOR FISCAL 2012

•

Q2 GAAP Diluted EPS of $0.38, a decrease from last year’s Q2 GAAP Diluted EPS of $0.43, which included an income tax expense reduction of $0.07 per share, and higher than prior guidance of $0.21-$0.31 provided on January 26, 2012

•

Q2 Non-GAAP Adjusted Diluted EPS of $0.40, a decrease from last year’s Q2 Non-GAAP Adjusted Diluted EPS of $0.45, which included an income tax expense reduction of $0.07 per share, and higher than prior guidance of $0.24-$0.34

•

Projected full year Fiscal 2012 GAAP Diluted EPS of $1.38-$1.62, a projected decrease from Fiscal 2011 full year GAAP Diluted EPS of $1.75, and an increase compared to prior EPS guidance of $1.26-$1.51

•

Projected full year Fiscal 2012 Non-GAAP Adjusted Diluted EPS of $1.49-$1.73, a projected decrease from Fiscal 2011 full year Non-GAAP Adjusted Diluted EPS of $1.87, and an increase compared to prior Adjusted Diluted EPS guidance of $1.37-$1.62

•

Projected full year Fiscal 2012 free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $22 to $30 million, a projected increase from Fiscal 2011 free cash flow of $9.2 million, and an increase compared to prior guidance of $20 to $26 million

Philadelphia, PA, April 26, 2012 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced operating results for the second quarter of fiscal 2012, which ended March 31, 2012. The Company’s diluted earnings per share for its second quarter of fiscal 2012 exceeded its January 26, 2012 earnings guidance. On April 25, 2012 the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share payable June 28, 2012.

DESTINATION MATERNITY REPORTS SECOND QUARTER	Page 2
FISCAL 2012 RESULTS

Second Quarter Fiscal 2012 Financial Results

•

GAAP net income for the second quarter of fiscal 2012 was $5.0 million, a decrease compared to GAAP net income of $5.6 million for the second quarter of fiscal 2011. GAAP diluted earnings per share for the second quarter of fiscal 2012 was $0.38, a decrease compared to $0.43 for the second quarter of fiscal 2011. This second quarter fiscal 2012 GAAP earnings performance was higher than the Company’s guidance, provided in its January 26, 2012 press release, of GAAP diluted earnings per share of between $0.21 and $0.31.

•

Non-GAAP adjusted net income (before stock-based compensation expense and loss on extinguishment of debt) for the second quarter of fiscal 2012 was $5.4 million, a decrease from the comparably adjusted non-GAAP net income of $5.9 million for the second quarter of fiscal 2011. Non-GAAP adjusted diluted earnings per share for the second quarter of fiscal 2012 was $0.40 per share, a decrease from the comparably adjusted non-GAAP diluted earnings per share of $0.45 for the second quarter of fiscal 2011. This second quarter fiscal 2012 non-GAAP adjusted earnings performance was higher than the Company’s prior guidance of non-GAAP adjusted diluted earnings per share of between $0.24 and $0.34.

•

GAAP net income and Non-GAAP adjusted net income for the second quarter of fiscal 2011 included a reduction of state income tax expense, net of federal tax benefit, of $0.9 million, or $0.07 per share (diluted), related to settlements of uncertain income tax positions.

•

Adjusted EBITDA was $12.9 million for the second quarter of fiscal 2012, a 5.1% increase compared to the $12.3 million of Adjusted EBITDA for the second quarter of fiscal 2011. Adjusted EBITDA is defined in the financial tables at the end of this press release.

•

Net sales for the second quarter of fiscal 2012 increased 3.0% to $137.8 million from $133.8 million for the second quarter of fiscal 2011. The increase in sales for the second quarter of fiscal 2012 compared to fiscal 2011 resulted primarily from an increase in comparable sales and increased sales due to the expansion of the Company’s maternity apparel leased department relationship with Macy’s®, partially offset by decreased sales related to the Company’s continued efforts to close underperforming stores, and, to a much lesser extent, a decrease in sales due to the closure of all of the Company’s remaining leased departments within Kmart® stores during the month of October 2011. The net sales of $137.8 million for the second quarter were slightly above the top end of the Company’s guidance range of $133 to $137 million provided in January 2012.

•

Comparable sales (which include Internet sales) for the second quarter of fiscal 2012 increased 3.2% versus a comparable sales increase of 0.3% for the second quarter of fiscal 2011. The comparable sales increase of 3.2% during the second quarter of fiscal 2012 was slightly above the Company’s guidance range of between a decrease of 1.0% and an increase of 3.0% provided in January 2012. The Company estimates that reported comparable sales results for the second quarter of fiscal 2012 benefited by approximately 2.5 percentage points due to: (1) having an extra day in the quarter versus last year, due to 2012 being a leap year; and (2) the benefit of a days shift in the calendar month of March compared to last year, with an extra Friday and Saturday compared to last March, and one less Tuesday and Wednesday compared to last March. Adjusting out these “calendar shift” benefits, the Company’s days-adjusted comparable sales for the second quarter increased 0.7%. The Company also estimates that the cannibalization impact of the leased department expansion with Macy’s in February 2011 hurt its second quarter comparable sales by approximately 1 percentage point. The Company’s Internet sales, which are included in the Company’s reported comparable sales, increased 39% for the second quarter of fiscal 2012, on top of an 18% increase in the second quarter of fiscal 2011.

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DESTINATION MATERNITY REPORTS SECOND QUARTER	Page 3
FISCAL 2012 RESULTS

First Six Months of Fiscal 2012 Financial Results

•

GAAP net income for the first six months of fiscal 2012 was $7.2 million, a decrease compared to GAAP net income of $10.8 million for the first six months of fiscal 2011. GAAP diluted earnings per share for the first six months of fiscal 2012 was $0.55, a decrease compared to $0.83 for the first six months of fiscal 2011.

•

Non-GAAP adjusted net income (before stock-based compensation expense and loss on extinguishment of debt) for the first six months of fiscal 2012 was $8.0 million, a decrease from the comparably adjusted non-GAAP net income of $11.6 million for the first six months of fiscal 2011. Non-GAAP adjusted diluted earnings per share for the first six months of fiscal 2012 was $0.60 per share, a decrease from the comparably adjusted non-GAAP diluted earnings per share of $0.89 for the first six months of fiscal 2011.

•

GAAP net income and Non-GAAP adjusted net income for the first six months of fiscal 2011 included a reduction of state income tax expense, net of federal tax benefit, of $0.9 million, or $0.07 per share (diluted), related to settlements of uncertain income tax positions.

•	Adjusted EBITDA was $21.2 million for the first six months of fiscal 2012, a decrease compared to the $25.6 million of Adjusted EBITDA for the first six months of fiscal 2011.

•

Net sales for the first six months of fiscal 2012 increased 1.8% to $274.1 million from $269.3 million for the first six months of fiscal 2011. The increase in sales for the first six months of fiscal 2012 compared to fiscal 2011 resulted primarily from increased sales due to the expansion of the Company’s maternity apparel leased department relationship with Macy’s, partially offset by decreased sales related to the Company’s continued efforts to close underperforming stores, and, to a much lesser extent, a decrease in sales due to the closure of all of the Company’s remaining leased departments within Kmart stores during the month of October 2011 and a decrease in comparable sales.

•	Comparable sales for the first six months of fiscal 2012 decreased 0.6% versus a comparable sales increase of 1.5% for the first six months of fiscal 2011.

Trailing Twelve Months Financial Results

•	For the trailing twelve months ended March 31, 2012, Adjusted EBITDA was $50.1 million and Adjusted EBITDA before restructuring and other charges was $50.3 million.

•

For the trailing twelve months ended March 31, 2012, GAAP net income was $19.4 million, or $1.47 per share (diluted) and non-GAAP adjusted net income (before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt) was $21.0 million, or $1.59 per share (diluted).

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DESTINATION MATERNITY REPORTS SECOND QUARTER	Page 4
FISCAL 2012 RESULTS

Financing and Related Activities

•

On April 25, 2012 the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share, payable June 28, 2012 to stockholders of record at the close of business on June 7, 2012.

•

The Company is currently in the process of obtaining and evaluating financing proposals related to: (1) a new multi-year credit facility to replace the Company’s current credit facility, which matures on January 13, 2013, and (2) potential new term loan financing to refinance up to the remaining portion of the Company’s Term Loan, which matures on March 13, 2013. Note that, as of March 31, 2012, the Company has total debt of $25.9 million (including $23.9 million of the Term Loan), cash and cash equivalents of $28.1 million, and a net cash position (cash and cash equivalents minus total debt) of $2.2 million. As of March 31, 2012, the Company has no outstanding borrowings under its credit facility.

Retail Locations

The table below summarizes store opening and closing activity for the second quarter and first six months of fiscal 2012 and 2011, as well as the Company’s store, total retail location and total international franchised location count at the end of each fiscal period. The decrease in leased department locations at the end of March 2012 versus March 2011 predominantly reflects the closure of the Company’s 291 remaining leased departments within Kmart locations in October 2011. Kmart represented only a small portion of the overall sales generated by the Company’s leased department relationship with Sears® and Kmart through the Company’s agreement with Sears Holdings Corporation. The Company continues to operate leased departments in Sears stores throughout the United States. As of March 31, 2012, the Company operates 516 leased department locations in Sears stores.

	Second Quarter Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Store Openings (1)
Total	4	3	4	4
Multi-Brand Store Openings	3	2	3	3

Store Closings (1)
Total	17	21	19	30
Closings Related to Multi-Brand Store Openings	6	6	6	7

Period End Retail Location Count (1)
Stores	643	672	643	672
Leased Department Locations	1,384	1,703	1,384	1,703

Total Retail Locations (1)	2,027	2,375	2,027	2,375

(1)	Excludes international franchised locations.

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DESTINATION MATERNITY REPORTS SECOND QUARTER	Page 5
FISCAL 2012 RESULTS

	Second Quarter Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

International Franchised Location Openings
Stores	—	2	—	2
Shop-in-Shop Locations	18	6	31	19

Total International Franchised Location Openings	18	8	31	21

International Franchised Location Closings
Stores	1	—	1	—
Shop-in-Shop Locations	1	—	2	—

Total International Franchised Location Closings	2	—	3	—

Period End International Franchised Location Count
Stores	14	10	14	10
Shop-in-Shop Locations	80	42	80	42

Total International Franchised Locations	94	52	94	52

Commentary

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, noted, “We are pleased that our sales and earnings for the second quarter of fiscal 2012 were stronger than planned. Our stronger than planned sales reflected strong sales results for our Spring and Summer 2012 product lines, especially in March, and the positive sales impact of price promotional activity and additional markdowns taken on Fall and Winter product, primarily in the first two months of the quarter, to spur sales and manage inventory. We believe our sales for the second quarter were positively impacted by earlier than normal warm weather conditions in March throughout much of the United States, which helped sales of Spring and Summer apparel. With these sales results and our continued tight management of expenses, with expenses lower than last year and plan, our GAAP diluted earnings per share of $0.38 for the second quarter was higher than the top end of our prior earnings guidance range of $0.21 to $0.31 per share provided in our January 26, 2012 press release.

“Our key focus continues to be improving our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. Over the past several months, we have made many changes to drive improvements in our merchandise assortments and the way these assortments are presented in store, and we are cautiously optimistic that we have begun to see the early results of our efforts.”

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DESTINATION MATERNITY REPORTS SECOND QUARTER	Page 6
FISCAL 2012 RESULTS

Guidance for Fiscal 2012

“Looking forward, we are confident that we can continue to improve our sales performance and position our Company for continued future growth, by enhancing our merchandise assortments, merchandise presentation and customer experience, and continuing to focus on our strategic plan as summarized in our five key goals and strategic objectives discussed later under “Company Strategy.”

“Our financial guidance for the full year fiscal 2012 is as follows:

•

Net sales in the $544.5 to $555 million range, representing projected sales between a 0.2% decrease and a 1.8% increase versus fiscal 2011 net sales of $545.4 million. This sales guidance range is based on projected comparable sales of flat to an increase of 2.0%. The Company projects the cannibalization impact of the Macy’s leased department expansion to hurt fiscal 2012 comparable sales by approximately 1 percentage point.

•	Gross margin for fiscal 2012 is expected to decrease between 70 and 120 basis points versus fiscal 2011, with somewhat improved year-over-year gross margin projected for the second half of the year.

•

Total selling, general and administrative expenses (SG&A) are planned to be slightly higher than fiscal 2011 in dollar terms and roughly equal to fiscal 2011 as a percentage of net sales. The projected slight SG&A increase for the full year primarily results from increased marketing and advertising expenses and additions of talent to drive sales, as well as inflationary expenses and additional operating expenses resulting from the full year impact of the Macy’s leased department expansion in the second quarter of fiscal 2011, partially offset by continued tight expense controls and additional cost reductions.

•	Operating income in the $31.4 to $36.6 million range, a projected decrease compared to fiscal 2011 operating income of $38.2 million.

•	GAAP diluted earnings per share of between $1.38 and $1.62 per share for fiscal 2012, a projected decrease compared to earnings of $1.75 per share (diluted) for fiscal 2011.

•

Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt) of between $1.49 and $1.73 per share for fiscal 2012, a projected decrease versus non-GAAP adjusted diluted earnings per share of $1.87 per share for fiscal 2011.

•	Adjusted EBITDA in the $48.2 to $53.4 million range, a projected decrease compared to the fiscal 2011 Adjusted EBITDA of $54.4 million.

•

Open 7 to 11 new stores during the year, including 6 to 9 new multi-brand Destination Maternity stores, and close approximately 30 to 37 stores, with 11 to 16 of these planned store closings related to openings of new Destination Maternity stores.

•

Capital expenditures planned at between $11.0 and $13.5 million compared to fiscal 2011 capital expenditures of $12.3 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $8.5 million and $10.5 million, compared to $9.1 million in fiscal 2011.

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DESTINATION MATERNITY REPORTS SECOND QUARTER	Page 7
FISCAL 2012 RESULTS

•	Inventory at fiscal 2012 year end planned to be approximately 2-6% lower (approximately $2 to $5 million lower) than fiscal 2011 year end.

•

Given these assumptions, the Company plans to generate free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $22 to $30 million for the full year fiscal 2012, a projected increase from fiscal 2011 free cash flow of $9.2 million. Based on the Company’s current quarterly dividend rate of $0.175 per share, the dividend will use approximately $9.3 million of cash flow for fiscal 2012.

“Our financial guidance for the third quarter of fiscal 2012 is as follows:

•	Net sales in the $142 to $147 million range.

•	A projected comparable sales change of between flat to an increase of 4.0%, on a reported basis.

•	GAAP diluted earnings per common share of between $0.57 and $0.70 per share, versus the GAAP diluted earnings per share of $0.72 for the third quarter of fiscal 2011.

•

Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt) of between $0.60 and $0.73 per share, versus comparably adjusted non-GAAP diluted earnings per share of $0.75 for the third quarter of fiscal 2011.”

Company Strategy

Mr. Krell added, “As we plan and execute our business for both this year and beyond, we continue to be guided by our five key goals and strategic objectives:

1.	Be a profitable global leader in the maternity apparel business, treating all our partners and stakeholders with respect and fairness.

2.	Increase the profitability of our U.S. business, focusing on the following:

a.	Increase comparable sales, through continued improvement of merchandise assortments, merchandise presentation and customer experience, providing a more shoppable store environment for our customers, and through enhanced marketing and advertising.

b.	Reduce our expenditures and continue to be more efficient in operating our business—streamline, simplify and focus.

c.	Continue to expand our multi-brand Destination Maternity store chain where ROI hurdles are met, with the goal of operating fewer but larger stores over time; and

d.	Continue to close underperforming stores.

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DESTINATION MATERNITY REPORTS SECOND QUARTER	Page 8
FISCAL 2012 RESULTS

3.	In addition to achieving increased comparable sales, we aim to grow our sales where we can do so profitably, including the following areas of focus:

a.	International expansion.

b.	Potential growth of our leased department and licensed relationships.

c.	Increased utilization of the Internet to drive sales, targeting both increased direct Internet sales and enhanced web marketing initiatives to drive store sales.

d.	Selective new store openings and relocations in the U.S. and Canada; and

e.	Continued focus on enhancing our overall customer relationship, including our marketing partnership programs.

4.	Focus on generating free cash flow to drive increased shareholder value.

5.	Maintain and intensify our primary focus on delivering great maternity apparel product and service in each of our brands and store formats, to serve the maternity apparel customer like no one else can.”

Mr. Krell concluded, “Although we are proud of what we have accomplished in the past three and a half years to significantly improve our Company’s profitability and financial position, even in the face of a challenging sales environment, we have not been satisfied with our sales results. While we recognize that over the past three plus years we have faced the dual challenges of a deep recession and an 8% decrease in births in the United States since 2007, we remain focused on driving improvement in our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience, and we are cautiously optimistic that we have begun to see the early results of our efforts. We are confident in our ability to continue to manage our business through this uncertain consumer environment, to continue to turn around our sales performance, and to continue to make progress towards our key corporate goals.”

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s second quarter fiscal 2012 earnings and future financial guidance. You can participate in this conference call by calling (866) 730-5769 in the United States or (857) 350-1593 outside of the United States. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of our website at http://investor.destinationmaternity.com. The passcode for the conference call is “65621142.” In the event that you are unable to participate in the call, a replay will be available through Thursday, May 10, 2012 by calling (888) 286-8010 in the United States or (617) 801-6888 outside of the United States. The passcode for the replay is “84874100.”

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DESTINATION MATERNITY REPORTS SECOND QUARTER	Page 9
FISCAL 2012 RESULTS

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of March 31, 2012, Destination Maternity operates 2,027 retail locations, including 643 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,384 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at over 1,100 Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of March 31, 2012, Destination Maternity has 94 international franchised locations, including 80 shop-in-shop locations and 14 Destination Maternity branded stores.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.

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DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except percentages and per share data)

(unaudited)

	Second Quarter Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011

Net sales	$137,792	$133,833	$274,142	$269,268
Cost of goods sold	64,031	59,644	130,775	122,146

Gross profit	73,761	74,189	143,367	147,122
Gross margin	53.5%	55.4%	52.3%	54.6%
Selling, general and administrative expenses (SG&A)	64,636	65,527	129,715	129,031
SG&A as a percentage of net sales	46.9%	49.0%	47.3%	47.9%
Store closing, asset impairment and asset disposal expenses	560	373	997	616

Operating income	8,565	8,289	12,655	17,475
Interest expense, net	344	599	744	1,243
Loss on extinguishment of debt	—	—	10	9

Income before income taxes	8,221	7,690	11,901	16,223
Income tax provision	3,242	2,097	4,659	5,382

Net income	$4,979	$5,593	$7,242	$10,841

Net income per share – basic	$0.38	$0.44	$0.55	$0.86

Average shares outstanding – basic	13,074	12,777	13,049	12,642

Net income per share – diluted	$0.38	$0.43	$0.55	$0.83

Average shares outstanding – diluted	13,248	13,088	13,221	13,041

Supplemental information:
Net income, as reported	$4,979	$5,593	$7,242	$10,841
Add: stock-based compensation expense, net of tax	382	277	739	742
Add: loss on extinguishment of debt, net of tax	—	—	6	6

Adjusted net income, before stock-based compensation expense and loss on extinguishment of debt	$5,361	$5,870	$7,987	$11,589

Adjusted net income per share – diluted, before stock-based compensation expense and loss on extinguishment of debt	$0.40	$0.45	$0.60	$0.89

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$28,132	$15,285
Trade receivables, net	14,903	11,015
Inventories	81,836	90,366
Deferred income taxes	7,848	7,572
Prepaid expenses and other current assets	4,801	6,797

Total current assets	137,520	131,035
Property, plant and equipment, net	52,625	55,854
Other assets	10,673	11,883

Total assets	$200,818	$198,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$—	$—
Current portion of long-term debt	25,892	2,915
Accounts payable	21,386	18,456
Accrued expenses and other current liabilities	35,082	33,680

Total current liabilities	82,360	55,051
Long-term debt	—	28,427
Deferred rent and other non-current liabilities	22,036	22,599

Total liabilities	104,396	106,077
Stockholders’ equity	96,422	92,695

Total liabilities and stockholders’ equity	$200,818	$198,772

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2012	September 30, 2011	March 31, 2011
Cash and cash equivalents	$28,132	$15,285	21,025
Inventories	81,836	90,366	86,792
Property, plant and equipment, net	52,625	55,854	58,294
Line of credit borrowings	—	—	—
Total debt	25,892	31,342	41,995
Net cash (debt) (1)	2,240	(16,057)	(20,970)
Stockholders’ equity	96,422	92,695	83,017

(1)	Net cash (debt) represents cash and cash equivalents minus total debt.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended March 31,
	2012	2011
Operating Activities
Net income	$7,242	$10,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,319	6,354
Stock-based compensation expense	1,180	1,191
Loss on impairment of long-lived assets	973	374
Loss on disposal of assets	104	156
Loss on extinguishment of debt	10	9
Deferred income tax provision	305	1,981
Amortization of deferred financing costs	56	92
Changes in assets and liabilities:
(Increase) decrease in:
Trade receivables	(3,891)	(696)
Inventories	8,529	(6,057)
Prepaid expenses and other current assets	1,996	(2,296)
Other non-current assets	(41)	(89)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	3,676	(6,161)
Deferred rent and other non-current liabilities	(339)	(1,611)

Net cash provided by operating activities	26,119	4,088

Investing Activities
Capital expenditures	(3,894)	(7,337)
Purchase of intangible assets	(105)	(211)
Withdrawal from grantor trust	—	1,504

Net cash used in investing activities	(3,999)	(6,044)

Financing Activities
Increase in cash overdraft	876	2,422
Repayment of long-term debt	(5,450)	(3,166)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(55)	(2,712)
Cash dividends paid	(4,648)	(2,272)
Proceeds from exercise of stock options	13	1,646
Excess tax benefit from exercise of stock options and restricted stock vesting	—	2,430

Net cash used in financing activities	(9,264)	(1,652)

Effect of exchange rate changes on cash and cash equivalents	(9)	—

Net Increase (Decrease) in Cash and Cash Equivalents	12,847	(3,608)
Cash and Cash Equivalents, Beginning of Period	15,285	24,633

Cash and Cash Equivalents, End of Period	$28,132	$21,025

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA(1)

and Operating Income Margin to Adjusted EBITDA Margin

(in thousands, except percentages)

(unaudited)

	Second Quarter Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011

Net income	$4,979	$5,593	$7,242	$10,841
Add: income tax provision	3,242	2,097	4,659	5,382
Add: interest expense, net	344	599	744	1,243
Add: loss on extinguishment of debt	—	—	10	9

Operating income	8,565	8,289	12,655	17,475
Add: depreciation and amortization expense	3,109	3,210	6,319	6,354
Add: loss on impairment of long-lived assets	517	245	973	374
Add: loss on disposal of assets	95	86	104	156
Add: stock-based compensation expense	610	446	1,180	1,191

Adjusted EBITDA (1)	$12,896	$12,276	$21,231	$25,550

Net sales	$137,792	$133,833	$274,142	$269,268

Operating income margin (operating income as a percentage of net sales)	6.2%	6.2%	4.6%	6.5%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	9.4%	9.2%	7.7%	9.5%

(1)	Adjusted EBITDA represents operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock-based compensation expense.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Consolidated Statement of Income

For the Twelve Months Ended March 31, 2012

(in thousands, except percentages and per share data)

(unaudited)

Net sales	$550,268
Cost of goods sold	257,126

Gross profit	293,142
Gross margin	53.3%
Selling, general and administrative expenses (SG&A)	258,105
SG&A as a percentage of net sales	46.9%
Store closing, asset impairment and asset disposal expenses	1,420
Restructuring and other charges	193

Operating income	33,424
Interest expense, net	1,734
Loss on extinguishment of debt	38

Income before income taxes	31,652
Income tax provision	12,263

Net income	$19,389

Net income per share – basic	$1.49

Average shares outstanding – basic	13,022

Net income per share – diluted	$1.47

Average shares outstanding – diluted	13,209

Supplemental information:
Net income, as reported	$19,389
Add: restructuring and other charges, net of tax	120
Add: stock-based compensation expense, net of tax	1,464
Add: loss on extinguishment of debt, net of tax	23

Adjusted net income, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt	$20,996

Adjusted net income per share – diluted, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt	$1.59

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

For the Twelve Months Ended March 31, 2012

(in thousands, except percentages)

(unaudited)

Net income	$19,389
Add: income tax provision	12,263
Add: interest expense, net	1,734
Add: loss on extinguishment of debt	38

Operating income	33,424
Add: depreciation and amortization expense	12,734
Add: loss on impairment of long-lived assets	1,367
Add: loss on disposal of assets	218
Add: stock-based compensation expense	2,333

Adjusted EBITDA	50,076
Add: restructuring and other charges	193

Adjusted EBITDA before restructuring and other charges	$50,269

Net sales	$550,268

Operating income margin (operating income as a percentage of net sales)	6.1%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	9.1%
Adjusted EBITDA margin before restructuring and other charges (adjusted EBITDA before restructuring and other charges as a percentage of net sales)	9.1%

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Restructuring and Other Charges, Stock-based Compensation

Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Year Ending September 30, 2012	Actual for the Year Ended September 30, 2011

Net income per share – diluted (1)	$1.38 to 1.62	$1.75
Add: per share effect of restructuring and other charges	—	0.01
Add: per share effect of stock-based compensation expense	0.11	0.11
Add: per share effect of loss on extinguishment of debt	0.00	0.00

Adjusted net income per share - diluted, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt (1)	$1.49 to 1.73	$1.87

(1)	Projected net income and projected adjusted net income per share – diluted for the year ending September 30, 2012 are based on approximately 13.3 million projected average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Restructuring and Other Charges, Stock-based Compensation

Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Third Quarter Ending June 30, 2012	Actual for the Third Quarter Ended June 30, 2011 (1)
Net income per share – diluted (2)	$0.57 to 0.70	$0.72
Add: per share effect of restructuring and other charges	—	0.01
Add: per share effect of stock-based compensation expense	0.03	0.03
Add: per share effect of loss on extinguishment of debt	0.00	0.00

Adjusted net income per share - diluted, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt (2)	$0.60 to 0.73	$0.75

(1)	Components do not add to total due to rounding.
(2)	Projected net income and projected adjusted net income per share – diluted for the third quarter ending June 30, 2012 are based on approximately 13.3 million projected average diluted shares outstanding.

Reconciliation of Net Income to Adjusted EBITDA

(in millions, unaudited)

	Projected for the Year Ending September 30, 2012	Actual for the Year Ended September 30, 2011 (1)

Net income	$18.3 to 21.5	$23.0
Add: income tax provision	11.6 to 13.6	13.0
Add: interest expense, net	1.5	2.2
Add: loss on extinguishment of debt	0.0	0.0

Operating income	31.4 to 36.6	38.2
Add: depreciation and amortization expense	12.7	12.8
Add: loss on impairment of long-lived assets and loss on disposal of assets	1.7	1.0
Add: stock-based compensation expense	2.4	2.3

Adjusted EBITDA	$48.2 to 53.4	$54.4

(1)	Components do not add to total due to rounding.

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